Exhibit 10.5

Final Form

November 30, 2020

The Lion Electric Company

921, chemin de la Rivière-du-Nord

Saint-Jérôme, Québec J7Y 5G2

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you by the undersigned (the “Securityholder”) in accordance with the Business Combination Agreement and Plan of Reorganization (the “BCA”) entered into by and among The Lion Electric Company, a corporation existing under the Business Corporations Act (Québec) (the “Company”), Lion Electric Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Northern Genesis Acquisition Corp., a Delaware corporation (“NGA”), pursuant to which, among other things, Merger Sub will be merged with and into NGA (the “Merger”), with NGA surviving the Merger as a wholly owned subsidiary of the Company.

In order to induce the Company to enter into the BCA and proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Securityholder hereby agrees with the Company as follows:

1.    Restrictions. Subject to the exceptions set forth herein, the Securityholder agrees that the Securityholder shall not, and shall cause its Related Holders not to, without the prior written consent of the Company and, prior to the Effective Time, NGA, enter into or effectuate any Transfer of any Restricted Securities during the Lock-up Period. As used herein:

(a)    “Restricted Securities” means and includes any and all of the following: (i) the common shares of the share capital of the Company (“Company Common Shares”) and options, warrants or other securities that are convertible into or exercisable or exchangeable for Company Common Shares, that in any case are held by the Securityholder (or any Related Holder thereof) as of the date hereof, or are acquired by or issued or granted to the Securityholder (or any Related Holder thereof) following the date hereof to and including the effective time of the Merger (other than pursuant to the Private Placements, as defined in the BCA, immediately prior to the effective time of the Merger), and (ii) any Company Common Shares or other securities of the Company issued to the Securityholder or any Related Holder thereof upon the conversion, exercise or exchange of any Restricted Securities, including pursuant to the exercise or settlement of any options, warrants or other convertible securities that are Restricted Securities, or as a result of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to any Restricted Securities, including the Pre-Closing Reorganization (as defined in the BCA) and the Merger.

(b)    “Transfer” means any sale or other disposal of, agreement for any sale or other disposal of, or grant of any option to purchase, legal title to any Restricted Securities.

(c)    “Lock-up Period” means the period of time from the date hereof through and including the earliest of the following: (i) the day, if any, on which the BCA is terminated prior to and without the occurrence of the closing of the Merger; (ii) the day that is 180 days after the effective date of the Merger; or (iii) the completion, following the effective date of the Merger, of any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their Restricted Securities for cash, securities or other property.

(d)    “Related Holder” means (i) in the case of a Securityholder that is an entity, any securityholder, partner, member or affiliate (as defined below) of such Securityholder; and (ii) in the case of a Securityholder that is a natural person, (A) any member of such Securityholder’s immediate family, (B) any trust, the beneficiaries of which are such Securityholder, one or more members of such Securityholder’s immediate family, and/or any charitable organization, or the assets of which are deemed for federal income tax purposes to be owned by such Securityholder and/or one or more members of such Securityholder’s immediate family, or (C) any entity that is directly or indirectly controlled by the Securityholder and/or any combination of any of the foregoing. For purposes of the foregoing, (x) “immediate family” of a specified person means his or her spouse or domestic partner, any parent of such specified person or of his or her spouse or domestic partner, or any lineal descendant of any of the foregoing (including by adoption), (y) “affiliate” of a specified person or entity means any other person or entity that directly, or indirectly through one or more other affiliates, controls or is controlled by, or is under common control with, the specified person or entity, and (z) “control” means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, and, in the case of a fund, includes the power to direct or cause the direction of the investment decisions of such fund, whether through authority as the manager, investment manager, general partner, or otherwise.

2.    Permitted Transfers. Notwithstanding any other provision of this Letter Agreement, the restrictions set forth in Section 1 of this Letter Agreement shall not apply to:

(a)    Transfers between Securityholder or any Related Holder thereof and (i) any Related Holder of Securityholder, (ii) any person or entity that as of the date of this Letter Agreement holds Company Common Shares and executes or has executed, on or about the date hereof, a written agreement, in substantially the form of this Letter Agreement, in respect of such Company Common Shares [(which shall include, for greater certainty, Transfers pursuant to the terms and conditions of the option agreement entered into on November 27, 2020 among Power Energy Corporation, XPNDCROISSANCE FUND L.P., 9368-2722 QUEBEC INC. and 9231-9979 QUÉBEC INC.)]1, (iii) any Related Holder of any of the foregoing, or (iv) any entity that is controlled by any combination of any of the foregoing; provided, however, that each such transferee, to the extent that it has not already entered into a Letter Agreement covering the Restricted Securities that are transferred by the Securityholder to such transferee, must enter into

[1]	NTD: Included in the lock-up agreements executed by such parties only.

a written agreement, in substantially the form of this Letter Agreement, agreeing to be bound by the restrictions on Transfer set forth in this Agreement with respect to (and solely with respect to) the Restricted Securities that are transferred by the Securityholder to such transferee;

(b)    Transfers by virtue of laws of descent and distribution upon death of such Securityholder, and Transfers pursuant to a qualified domestic relations order; provided, however, that each such transferee must enter into a written agreement, in substantially the form of this Letter Agreement, agreeing to be bound by the restrictions on Transfer set forth in this Agreement with respect to (and solely with respect to) the Restricted Securities that are transferred by the Securityholder to such transferee;

(c)    Transfers by virtue of the laws of the jurisdiction of an entity’s organization and the entity’s organizational documents upon dissolution of the entity; provided, however, that each such transferee must enter into a written agreement, in substantially the form of this Letter Agreement, agreeing to be bound by the restrictions on Transfer set forth in this Agreement with respect to (and solely with respect to) the Restricted Securities that are transferred by the Securityholder to such transferee;

(d)    any bona fide hypothecation or pledge of or other grant of a security interest in any Restricted Securities as security for indebtedness, and any Transfer of Restricted Securities as a result of enforcement of rights and remedies thereunder; provided, however, that (i) no public disclosure or filing with respect thereto shall be made during the Lock-up Period except to the extent required by Law, and (ii) if the transferee pursuant to any such arrangement is a person or entity to which such Restricted Securities may be Transferred pursuant to Section 2(a), such Restricted Securities shall remain subject to this Agreement notwithstanding such transfer, and such transferee must execute a separate signature page to this Agreement, agreeing to be bound by this Agreement with respect to (and solely with respect to) the Restricted Securities that are transferred by the Stockholder to such transferee;

(e)    any Transfer to or exchange with the Company of any Restricted Securities to effectuate (i) any stock split, reverse stock split, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change (including the Pre-Closing Reorganization, as defined in the BCA), or (ii) the exercise or conversion of any options, warrants or other convertible securities; provided, however, that any Company Common Shares (or options, warrants or other securities that are exercisable for or convertible into Company Common Shares) that are acquired as a result thereof shall constitute Restricted Securities and be subject to the restrictions on Transfer set forth in this Letter Agreement to the same extent as the Restricted Securities so exchanged, exercised or converted;

(f)    the establishment by the Securityholder of any trading plan providing for the sale of Company Common Shares by the Securityholder, which trading plan meets the requirements of (i) Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended and/or (ii) the Securities Act (Québec) (including 187(2) thereto), the Securities Act (Ontario) (including subsection 175(2)(b) of the General Regulation promulgated under such Act), Ontario Securities Commission Staff Notice 55-701 – Automatic Securities Disposition Plans and Automatic Securities Purchase Plans and similar rules and regulations under the securities laws of the other provinces of Canada, as applicable, provided, however, that such plan does not provide for, or permit, the sale of any Restricted Securities during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(g)    Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements; or

(h)    Transfers to the Company pursuant to any contractual arrangement in effect as of the date hereof (or, solely with respect to any Restricted Securities issued or granted after the date hereof, in effect or entered into as of the date of such issuance or grant) that provides for the repurchase by or forfeiture to the Company of Restricted Securities in connection with the termination of the Securityholder’s service to the Company.

(i)    [Transfers by the Securityholder of up to 1,000,000 Common Shares in the aggregate, representing less than four percent (4%) of the total number of Common Shares held as of the date hereof by Securityholder (and Securityholder’s Related Holders), in open market transactions and/or pursuant to private agreements.]2

3.    Exclusions. For the avoidance of doubt, this Letter Agreement does not relate to, and nothing in this Letter Agreement imposes any obligation or restriction with respect to:

(a)    Company Common Shares or securities convertible into or exercisable or exchangeable for Company Common Shares, that in the case of any of the foregoing, are acquired (i) pursuant to the Private Placements (as defined in the BCA) immediately prior to the effective time of the Merger, or (ii) in open market transactions after the effective time of the Merger; or

(b)    Company Common Shares or securities convertible into or exercisable or exchangeable for Company Common Shares that, in the case of any of the foregoing, are received by the Securityholder as a result of the Merger in exchange for shares of common stock of NGA or for other securities convertible into or exercisable or exchangeable for common stock of NGA that, in either case, were acquired by the Securityholder (or any affiliate or Related Holder thereof) in open market transactions prior to the effective time of the Merger.

4.    Representations and Warranties. The Securityholder represents and warrants to the Company as follows:

(a)    The execution, delivery and performance of this Letter Agreement by the Securityholder do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Securityholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any of such Securityholder’s Restricted Securities (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) conflict with or result in a breach of or constitute a default under any provision of any agreement (including any voting agreement) to which Securityholder is a party or, in the case of any Securityholder that is an entity, such Securityholder’s governing documents.

[2]	NTD: Included in the lock-up agreement of 9368-2672 Québec Inc. only.

(b)    The Securityholder has the power, authority and capacity to execute, deliver and perform this Letter Agreement and this Letter Agreement has been duly authorized, executed and delivered by such Securityholder.

5.    Termination. This Letter Agreement shall become effective upon such time as the BCA is executed and delivered by the parties thereto. This Letter Agreement and the obligations of the Securityholder under this Letter Agreement shall automatically terminate upon the expiration of the Lock-up Period, without further action by the Company or the Securityholder; provided, however, that the termination or expiration of this Letter Agreement shall not relieve the Securityholder of liability for any willful material breach of this Letter Agreement occurring prior to such termination or expiration.

6.    General.

(a)    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email, by reputable overnight courier, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(a)):

If to a Securityholder, to:

The address or email address set forth for such Securityholder on the signature page hereof completed by such Securityholder

If to the Company, to:

The Lion Electric Company

921 ch. de la Rivière-du-Nord

Saint-Jérôme (Québec) J7Y5G2

Attention: Marc Bédard, President and Founder; Nicolas Brunet, Executive Vice-President and Chief Financial Officer Email: marc.bedard@thelionelectric.com / nicolas.brunet@thelionelectric.com with a copy to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West, 41st Floor

Montreal, Québec, H3B 3V2

Attention: Aniko Pelland; David Tardif; Olivier Godbout

Email: apelland@stikeman.com; dtardif@stikeman.com;

ogodbout@stikeman.com

and

Vinson & Elkins L.L.P.

1114 6th Ave., 32nd Floor

New York, NY 10036

Attention: John Kupiec; Ramey Layne

Email: jkupiec@velaw.com; rlayne@velaw.com

(b)    Entire Agreement; Amendments. This Letter Agreement constitutes the entire agreement and understanding of the Securityholder and the Company in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Securityholder and the Company, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Letter Agreement can be changed, amended, modified or waived, except (i) by a written instrument executed by the Securityholder and the Company and (ii) prior to the Effective Time, with the prior written consent of NGA.

(c)    Assignment. Except for an assignment of the rights and obligations of a Securityholder hereunder with respect to any Restricted Securities that are Transferred in accordance with the terms of this Agreement, no Securityholder can assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Company and, prior to the Effective Time, NGA. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on Securityholder and each of its respective successors, heirs and transferees.

(d)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

(e)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Letter Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(f)    Governing Law; Jurisdiction and Venue. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Québec and the laws of Canada applicable therein, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Securityholder hereby (a) agrees that all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the Province of Québec, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(g)    Execution and Delivery. This Agreement may be executed and delivered in one or more counterparts, by original or electronic signature, and by facsimile or portable document format (pdf) transmission, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h)    Language. The parties confirm that it is their wish that this Letter Agreement as well as any other documents relating hereto, including notices, be drawn up in the English language only. Les parties aux présentes confirment leur volonté de rédiger exclusivement en langue anglaise la présente convention ainsi que tous les documents s’y rapportant, incluant les avis.

[signature page follows]

The undersigned has executed this Letter Agreement as of the date first set forth above, with the intention to be legally bound by the terms hereof.

Name of Securityholder – Please Print

Signature

Name of signatory if Securityholder is an entity – Please Print

Title of signatory if Securityholder is an entity – Please Print

Address of Securityholder:

Signature Page to Lock-Up Agreement